AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                           COLLECTIBLES AMERICA, INC.

                                       AND

                          BEFIRST INTERNET CORPORATION


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                                TABLE OF CONTENTS

    1.  Plan of Reorganization.................................................1

    2.  Exchange of Shares.....................................................1

    3.  Pre-Closing Events.....................................................2

    4.  Exchange of Securities.................................................2

    5.  Other Events Occurring at Closing......................................3

    6.  Delivery of Shares.....................................................3

    7.  Representations of BeFirst Stockholders................................3

    8.  Representations of BeFirst.............................................4

    9.  Representations of CAI and Jardine.....................................5

   10.  Closing................................................................7

   11.  Conditions Precedent to the Obligations of BeFirst.....................7

   12.  Conditions Precedent to the Obligations of CAI ........................9

   13.  Indemnification.......................................................10

   14.  Nature and Survival of Representations................................10

   15.  Documents at Closing..................................................10

   16.  Finder's Fees.........................................................11

   17.  Miscellaneous.........................................................12

Signature Page................................................................13

Exhibit A - BeFirst Stockholder Schedule
Exhibit B - Amendment to Articles of Incorporation
Exhibit C - Investment Letter



                                       (i)



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                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this ___ day of ___________, 1999, by and among Collectibles America, Inc., a Nevada corporation (hereinafter "CAI"); Mick Jardine, the principal shareholder of CAI (hereinafter "Jardine"); BeFirst
Internet Corporation, a Delaware corporation (hereinafter "BeFirst"), and the owners of all the outstanding shares of common stock of BeFirst (hereinafter the "BeFirst Stockholders").

                                    RECITALS:

     WHEREAS, the BeFirst Stockholders own all of the issued and outstanding common stock of BeFirst which comprises 1,000 shares (the "BeFirst Common Stock"). CAI desires to acquire the BeFirst Common Stock solely in exchange for voting common stock of CAI, making BeFirst a wholly-owned subsidiary of CAI; and

     WHEREAS, the BeFirst Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of CAI in exchange for the BeFirst Common Stock, as more fully set forth herein.

     NOW THEREFORE,  for the mutual  consideration set out herein and other good
and  valuable   consideration,   the  legal   sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. Plan of Reorganization. It is hereby agreed that all of the BeFirst Common Stock shall be acquired by CAI in exchange solely for CAI common voting stock (the "CAI Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of BeFirst shall be acquired by CAI in exchange solely for CAI common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

     2. Exchange of Shares. CAI and BeFirst Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the BeFirst Common Stock shall be delivered to CAI in exchange for the CAI Shares, after giving effect to a 2 to 1 reverse stock split (the "CAI Reverse Stock Split") as to all presently outstanding shares of CAI common stock, as follows:

     (a) At Closing, CAI shall, subject to the conditions set forth herein, issue an aggregate of 8,750,000 shares of CAI common stock (after giving effect to the CAI Reverse Stock Split)




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for  immediate  delivery to the  BeFirst  Stockholders  in exchange  for the CAI
Shares.

     (b) Each BeFirst Stockholder shall execute this Agreement or a written consent to the exchange of their BeFirst Common Stock for CAI Shares.

     (c) Unless otherwise agreed by CAI and BeFirst this transaction shall close only in the event CAI is able to acquire at least 80% of the outstanding BeFirst Common Stock; however, it is the intent of the parties to have CAI acquire all of the BeFirst Common Stock.

     3. Pre-Closing Events. The Closing is subject to the completion of the following:

     (a) CAI shall have authorized 50,000,000 shares of $.001 par value common stock and 500,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

     (b) Jardine shall have contributed 8,600,000 shares of CAI Common Stock to CAI for cancellation, leaving 5,000,000 shares issued and outstanding prior to the CAI Reverse Stock Split.

     (c) CAI shall effectuate the CAI Reverse Stock Split at or about the time of Closing, and shall have 2,500,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding not taking into effect the shares to be issued under this Agreement.

     (d) CAI shall demonstrate to the reasonable satisfaction of BeFirst that it has no material assets and no liabilities contingent or fixed other than the proceeds of the CAI Financing as described herein.

     4. Exchange of Securities. As of the Closing Date each of the following shall occur:

     (a) All shares of BeFirst Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for the CAI Shares (up to an aggregate amount of 8,750,000 CAI Shares to be delivered at Closing). All such outstanding shares of BeFirst Common Stock shall be deemed, after Closing, to be owned by CAI. The holders of such certificates previously evidencing shares of BeFirst Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of BeFirst Common Stock except as otherwise provided herein or by law;

     (b) Any shares of BeFirst Common Stock held in the treasury of BeFirst immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;


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     (c)  The  2,500,000  shares  of CAI  common  stock  previously  issued  and outstanding prior to the Closing, after giving effect to the CAI Reverse Split, will remain outstanding.

     5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

     (a) CAI shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to
(i) reflect a name change to a new name as selected by BeFirst and, (ii) to change the authorized capitalization of CAI to 50,000,000 shares of $.001 par value common stock and 500,000 shares of $.001 par value preferred stock, as set forth in the attached Exhibit "B".

     (b)  The   resignation  of  the  existing  CAI  officer  and  director  and appointment of new officers and directors as directed by BeFirst.

     (c) CAI shall have completed a private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of 1,250,000 shares of its common stock at $2.00 per share. The gross proceeds of this offering (the "CAI Financing") shall be $2,500,000, which amount, less agreed upon costs, shall be delivered to the control of new management of CAI at Closing in good funds or shall be represented by the conversion of previous loans to BeFirst arranged for by CAI. The CAI Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the CAI Financing. Persons who have made bridge loans to BeFirst pursuant to arrangements made by CAI, shall be given the opportunity to convert the principal of said loans to the purchase of shares in the private offering prior to Closing upon the same terms as other investors in the private offering.

     (d) CAI shall adopt a Stock Option Plan at Closing to include up to 1,000,000 shares of its common stock. The Plan shall include "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended and other options and similar rights. CAI shall grant options under said plan to employees and others, at Closing, exercisable at $2.00 per share, as designated by BeFirst subject to the reasonable approval of CAI.

     6. Delivery of Shares. On or as soon as practicable after the Closing Date, BeFirst will use its best efforts to cause the BeFirst Stockholders to surrender certificates for cancellation representing their shares of BeFirst Common Stock, against delivery of certificates representing the CAI Shares for which the shares of BeFirst Common Stock are to be exchanged at Closing.

     7. Representations of BeFirst Stockholders. Each BeFirst Stockholder hereby represents and warrants each only as to its own BeFirst Common Stock, effective this date and


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

the Closing Date as follows:

     (a) Except as may be set forth in Exhibit "A", the BeFirst Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said BeFirst Stockholder will have good title and the unqualified right to transfer and dispose of such BeFirst Common Stock.

     (b) Said BeFirst Stockholder is the sole owner of the issued and outstanding BeFirst Common Stock as set forth in Exhibit "A";

     (c) Said BeFirst Stockholder has no present intent to sell or dispose of the CAI Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the CAI Shares.

     8. Representations of BeFirst. BeFirst hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

     (a) Except as noted on Exhibit "A", the BeFirst Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of BeFirst.

     (b) BeFirst has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the BeFirst Financial Statements or in Exhibit "A", attached hereto.

     (c) The unaudited financial statements as of and for the period ended December 31, 1998, which have been delivered to CAI (hereinafter referred to as the "BeFirst Financial Statements") are complete and accurate in all material respects and fairly present the financial condition of BeFirst as of the date thereof and the results of its operations for the period covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the BeFirst Financial Statements or notes thereto which are required to be disclosed therein; BeFirst has no contracts or obligations in the ordinary course of business which constitute liens or other liabilities which materially alter the financial condition of BeFirst as reflected in the BeFirst Financial Statements. BeFirst has good title to all assets shown on the BeFirst Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The BeFirst Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

     (d) Since the date of the BeFirst Financial Statements, there have not been any material adverse changes in the financial position of BeFirst except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of BeFirst.


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

     (e) BeFirst is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the BeFirst Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against BeFirst.

     (f) BeFirst is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on BeFirst.

     (g) BeFirst has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     (h) BeFirst has not materially breached any material agreement to which it is a party. BeFirst has previously given CAI copies or access thereto of all material contracts, commitments and/or agreements to which BeFirst is a party including all relationships or dealings with related parties or affiliates.

     (i) BeFirst has no subsidiary corporations except as described in writing to CAI.

     (j) BeFirst has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of CAI prior to the Closing Date, during reasonable business hours and on reasonable notice.

     (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which BeFirst is a party and has been duly authorized by all appropriate and necessary corporate action under Delaware of other applicable law and BeFirst, to the extent required, has obtained all necessary approvals or consents required by any agreement to which BeFirst is a party.

     (l) All disclosure information regarding BeFirst which is to be set forth in disclosure documents of CAI or otherwise delivered to CAI by BeFirst for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

     9. Representations of CAI and Jardine. CAI, and Jardine to the best of his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

     (a) As of the Closing Date,  the CAI Shares,  to be issued and delivered to
the  BeFirst  Stockholders   hereunder  will,  when  so  issued  and  delivered,
constitute, duly authorized, validly


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and legally issued shares of CAI common stock, fully-paid and nonassessable. CAI shall have completed its reverse stock split wherein each holder of CAI Shares shall have received one share of the CAI Shares for each two CAI Shares previously held. The total number of CAI Shares outstanding shall be 2,500,000 without giving effect to shares issued in the CAI Financing. No shares of CAI's preferred stock, $0.001 par value, to be authorized at Closing, shall be outstanding.

     (b) At Closing, all of the issued and outstanding common stock of CAI, including shares issued in the CAI Financing, shall be duly authorized, validly issued, fully-paid and nonassessable and shall have been issued in compliance with all applicable corporate and securities laws.

     (c) CAI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of CAI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which CAI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to CAI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of CAI.


     (d) CAI has delivered to BeFirst a true and complete copy of its audited financial statements for the years ended December 31, 1996, 1997, and 1998, (the "CAI Financial Statements"). The CAI Financial Statements are complete, accurate in all material respects and fairly present the financial condition of CAI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The CAI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto).

     (e) Since December 31, 1998, there have not been any material adverse changes in the financial condition of CAI except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of CAI shall be paid and satisfied in full and CAI shall have no liabilities either contingent or fixed.

     (f) Neither Jardine nor CAI is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the CAI Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Jardine, threatened or contemplated against or affecting CAI, its management or its properties or Jardine.


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

     (g) CAI is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

     (h) CAI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on CAI, and has paid or made adequate provision in the CAI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. CAI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

     (i) There are no existing options, calls, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of CAI, except as contemplated in this Agreement.

     (j) The corporate financial records, minute books, and other documents and records of CAI have been made available to BeFirst prior to the Closing and shall be delivered to new management of CAI at Closing.

     (k) CAI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that CAI has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which CAI is subject. CAI hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to BeFirst all relationships or dealings with related parties or affiliates.

     (l) CAI common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "CAMJ" and there are no stop orders in effect with respect thereto and CAI has made all filings currently required to maintain its listing.

     (m) All information regarding CAI which has been provided to BeFirst or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. CAI and Jardine specifically disclaim any responsibility regarding disclosures as to BeFirst, its business or its financial condition.

     10. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is


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expected to take place on or about June____ , 1999, but no later than June____ ,
1999, unless extended by mutual consent of all parties hereto. The "Closing
Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the CAI Shares are issued in exchange for the BeFirst Common Stock.

     11. Conditions Precedent to the Obligations of BeFirst. All obligations of BeFirst under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of Jardine and CAI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

     (b) CAI shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

     (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of CAI, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (d) On or before the Closing Date, CAI shall have delivered to BeFirst certified copies of resolutions of the board of directors and shareholders of CAI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable CAI to comply with the terms of this Agreement including the election of BeFirst's nominees to the Board of Directors of CAI and all matters outlined herein.

     (e) The Acquisition shall be permitted by applicable law and CAI shall have sufficient shares of its capital stock authorized to complete the Acquisition.

     (f) At Closing, the existing sole officer and director of CAI shall have resigned in writing from all positions as director and officer of CAI effective upon the election and appointment of the BeFirst nominees.

     (g) At the Closing, all instruments and documents delivered to BeFirst and BeFirst Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for BeFirst.

     (h) The shares of restricted CAI capital stock to be issued to BeFirst Stockholders and


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

in the CAI Financing at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

     (i) BeFirst and BeFirst Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

     (j) BeFirst shall have received all necessary and required approvals and consents from required parties and its shareholders.

     (k) CAI shall have completed the CAI Financing.

     (l) At the Closing, CAI shall have delivered to BeFirst an opinion of its counsel dated as of the Closing to the effect that:

          (i) CAI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) This Agreement has been duly authorized, executed and delivered by CAI and is a valid and binding obligation of CAI enforceable in accordance with its terms;

          (iii) CAI through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

          (iv) The documents executed and delivered by CAI to BeFirst and BeFirst Stockholders hereunder are valid and binding in accordance with their terms and vest in BeFirst Stockholders, as the case may be, all right, title and interest in and to the CAI Shares to be issued pursuant to the terms hereof, and the CAI Shares when issued will be duly and validly issued, fully-paid and nonassessable;

          (v) CAI has the corporate power to execute, deliver and perform under this Agreement;

          (vi) Legal counsel for CAI is not aware of any liabilities, claims or lawsuits involving CAI;

     12. Conditions Precedent to the Obligations of CAI. All obligations of CAI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties by BeFirst and BeFirst Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof


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

shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     (b) BeFirst shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

     (c) BeFirst shall deliver on behalf of the BeFirst Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the CAI Shares are being acquired for investment purposes.

     (d) BeFirst shall deliver an opinion of its legal counsel to the effect that:



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


          (i) BeFirst is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on BeFirst;

          (ii) This Agreement has been duly authorized, executed and delivered by BeFirst.

          (iii) The documents executed and delivered by BeFirst and BeFirst Stockholders to CAI hereunder are valid and binding in accordance with their terms and vest in CAI all right, title and interest in and to the BeFirst Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

     13. Indemnification. For a period of one year from the Closing, CAI and Jardine agree to jointly and severally indemnify and hold harmless BeFirst, and BeFirst agrees to indemnify and hold harmless CAI, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     15. Documents at Closing. At the Closing, the following documents shall be delivered:

     (a) BeFirst will deliver, or will cause to be delivered, to CAI the following:

          (i) a certificate executed by the President and Secretary of BeFirst to the effect that all representations and warranties made by BeFirst under this Agreement are true and correct as of the Closing, the same as though originally given to CAI on said date;

          (ii) a certificate from the jurisdiction of incorporation of BeFirst dated at or about the Closing to the effect that BeFirst is in good standing under the laws of said jurisdiction;

          (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each BeFirst Stockholder;

          (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

          (v) certified copies of resolutions adopted by the shareholders and directors of BeFirst authorizing this transaction; and

          (vi) all other items, the delivery of which is a condition precedent to the obligations of CAI as set forth herein.

          (vii) the legal opinion required by Section 12(d) hereof.

     (b) CAI will deliver or cause to be delivered to BeFirst:

          (i) stock certificates representing the CAI Shares to be issued as a part of the stock exchange as described herein;

          (ii) a certificate of the President of CAI, to the effect that all representations and warranties of CAI made under this Agreement are true and correct as of the Closing, the same as though originally given to BeFirst on said date;

          (iii) certified copies of resolutions adopted by CAI's board of directors and CAI's Stockholders authorizing the Acquisition and all related matters described herein;

          (iv) certificate from the jurisdiction of incorporation of CAI dated at or about the Closing Date that CAI is in good standing under the laws of said state;

          (v) opinion of CAI's counsel as described in Section 11(l) above;

          (vi) good funds representing the net proceeds of the CAI Financing;

          (vii) resignation of the existing officer and director of CAI;

          (viii) all corporate and financial records of CAI; and

          (ix) all other items, the delivery of which is a condition precedent to the obligations of BeFirst, as set forth in Section 12 hereof.

     16. Finder's Fees. CAI represents and warrants to BeFirst, and BeFirst represents and warrants to CAI that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than arrangements, if any, disclosed to BeFirst by CAI to compensate any person who introduced the parties, which obligation shall be the sole responsibility of CAI. In this regard, CAI, on the one hand, and BeFirst on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

     17. Miscellaneous.

     (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

     (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

     (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j) Time. Time is of the essence.

     (k)  Severability.   If  any  part  of  this  Agreement  is  deemed  to  be
unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                       COLLECTIBLES AMERICA, INC.


                                       By:   /s/ Mick Jardine
                                           -------------------------------------
                                           Mick Jardine, President and Secretary



                                         /s/ Mick Jardine
                                       -----------------------------------------
                                       Mick Jardine, individually



                                       BEFIRST INTERNET CORPORATION


By:  /s/ Craig Pisaris Henderson       By: /s/ Craig Pisaris Henderson
     -----------------------------         -------------------------------------
         Secretary                         President

                                       SHAREHOLDERS OF BEFIRST
                                       INTERNET CORPORATION


                                             /s/ Robert Brahms
                                       -----------------------------------------
                                       Robert D. Brahms


                                             /s/ Courtney Jones
                                       -----------------------------------------
                                       Courtney Phillips Jones


                                             /s/ Craig Pisaris Henderson
                                       -----------------------------------------
                                       Craig A. Pisaris-Henderson

                                             /s/ Tony Garcia
                                       -----------------------------------------
                                       Tony Garcia


                                             /s/ Christopher Whitaker
                                       -----------------------------------------
                                       Christopher Knight Whitaker


                                             /s/ Peter Miller
                                       -----------------------------------------
                                       Peter Miller